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                                                             EXHIBIT 23.2


                        CONSENT OF INDEPENDENT ACCOUNTANTS

   We consent to the inclusion in the Prospectus Supplement to the Prospectus dated June 8, 1996 to Registration Statement No. 33-65373 of our report dated January 22, 1996 on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


                                          /s/ Coopers & Lybrand L.L.P.

                                          Coopers & Lybrand L.L.P.

June 11, 1996
New York, New York